Exhibit 10.6

AMENDMENT TO SECURITIES PURCHASE AGREEMENT,
SENIOR SECURED CONVERTIBLE DEBENTURES AND
PLEDGE AND SECURITY AGREEMENT

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT, SENIOR SECURED CONVERTIBLE DEBENTURES AND PLEDGE AND SECURITY AGREEMENT (this “Amendment”) is entered into as of September 18, 2023, among NAUTICUS ROBOTICS, INC. (f/k/a Cleantech Acquisition Corp.), a Delaware corporation (the “Company”), NAUTICUS ROBOTICS HOLDINGS, INC. (f/k/a Nauticus Robotics, Inc.), a Texas corporation (the “Nauticus Sub”, and together with the Company and the other debtor parties joined to the Amended Pledge and Security Agreement (as hereinafter defined) from time to time, collectively, the “Debtors”), the holders of at least 50.1% (based on the initial Subscription Amounts (as defined in the Existing Securities Purchase Agreement referenced below) in interest of the Debentures (as defined in such Existing Securities Purchase Agreement) issued by the Company pursuant to the Existing Securities Purchase Agreement) (collectively, the “Required Creditors”), and ATW SPECIAL SITUATIONS I LLC, a Delaware limited liability company (“ATW”), in its capacity as agent for the Creditors (as hereinafter defined) under the Pledge and Security Agreement (ATW in such capacity, the “Agent”).

WHEREAS, the Debtors, the holders of the Debentures issued by the Company prior to the date hereof (collectively, the “Creditors”) and Agent are party to that certain Securities Purchase Agreement, dated as of December 16, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness hereof, the “Existing Securities Purchase Agreement”, and the Existing Securities Purchase Agreement as amended by this Amendment, the “Amended Securities Purchase Agreement”);

WHEREAS, pursuant to the Existing Securities Purchase Agreement, the Company has issued certain Debentures to the Creditors (each such Debenture as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness hereof, an “Existing Debenture”, and the Existing Debentures as amended by this Amendment, the “Amended Debentures”);

WHERAS, the Debtors, Creditors and Agent are party that certain Pledge and Security Agreement, dated as of September 9, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness hereof, the “Existing Pledge and Security Agreement”, and the Existing Pledge and Security Agreement as amended by this Amendment, the “Amended Pledge and Security Agreement”);

WHEREAS, the Debtors have requested that the Existing Securities Purchase Agreement, Existing Debentures and the Existing Pledge and Security Agreement be amended, subject to the terms and conditions set forth herein;

WHEREAS, the Debtors, Required Creditors, and Agent have agreed to amend the Existing Securities Purchase Agreement, Existing Debentures and the Existing Pledge and Security Agreement in certain respects, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements set forth in the Existing Securities Purchase Agreement, Existing Debentures, the Existing Pledge and Security Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Amended Securities Purchase Agreement.

2. Amendments to Existing Securities Purchase Agreement. Effective on and as of the date hereof, the Existing Securities Purchase Agreement is hereby amended as follows:

(a) Section 1.1 of the Existing Securities Purchase Agreement is amended by adding the following definitions in alphabetical order:

“2023 Amendment” means that certain Amendment to Securities Purchase Agreement, Senior Secured Convertible Debentures and Pledge and Security Agreement Amendment, dated as of September 18, 2023, among the Debtors, the Required Creditors (as defined therein) and the Agent (as defined therein).

“2023 Amendment Effective Date” has the meaning specified in the 2023 Amendment.

“First-Lien Loan Agreement” means that certain Senior Secured Term Loan Agreement, dated as of September 18, 2023, by and among the Company, ATW Special Situations II LLC, as collateral agent, and the lenders party thereto from time to time, as amended, restated or otherwise modified from time to time in accordance with the terms thereof and of the First Lien Loan ICA.

“First Lien Loan ICA” means that certain Intercreditor Agreement, dated as of September 18, 2023, by and among ATW Special Situations II LLC, as collateral agent under the First Lien Loan Agreement and the “Transaction Documents” (as defined in the First Lien Loan Agreement) and ATW, as Agent, and acknowledged by the Company and certain of its Subsidiaries, as amended, restated or otherwise modified from time to time in accordance with the terms thereof.

“First Lien Loan Indebtedness” means all of the secured indebtedness, liabilities, and obligations owing by the Company or any of its Subsidiaries pursuant to the First Lien Loan Agreement or the “Transaction Documents” (as defined in the First Lien Loan Agreement) executed in connection therewith, including all “Obligations” as defined in the First Lien Loan Agreement, in a maximum principal amount outstanding at any time not to exceed the First Lien Cap Amount then in effect under the First Lien Loan ICA.

(b) The following definition contained in Section 1.1 of the Existing Securities Purchase Agreement is amended and restated in entirety as follows:

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Debentures, (b) the indebtedness existing as of the 2023 Amendment Effective Date and set forth on Schedule 4.22, (c) lease obligations (including capital leases) and purchase money indebtedness of up to $500,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (d) indebtedness that (i) is expressly subordinate to the Debentures pursuant to a written subordination agreement with the Purchasers that is acceptable to each Purchaser in its sole and absolute discretion and (ii) matures at a date later than the 91st day following the Maturity Date (as defined in the Debentures), (e) up to $75 million, in the aggregate, indebtedness that is senior, pari-passu or junior to the Debentures (including unsecured indebtedness), provided that (i) any such indebtedness (other than any First Lien Loan Indebtedness incurred pursuant to this clause (e)) does not include any equity or equity-linked component thereof, (ii) any senior, pari-passu, or junior indebtedness incurred pursuant to this clause (e) (other than unsecured indebtedness) shall be subject to a written intercreditor agreement with the Purchasers that is acceptable to each Purchaser in its sole discretion and (iii) any indebtedness incurred pursuant to this clause (e) shall not be incurred by a Foreign Subsidiary (as defined in the Pledge and Security Agreement), (f) additional unsecured indebtedness in an amount not to exceed $1,500,000 in the aggregate, (g) the indebtedness existing on the Original Issue Date (as defined in the Debentures) set forth on Schedule 20 to the Perfection Certificate (attached as Exhibit A to the Pledge and Security Agreement) and (h) Indebtedness assumed in connection with any Subsidiary Acquisition, provided that such Indebtedness (i) was not created or incurred in contemplation of such Subsidiary Acquisition and (ii) is limited to ordinary course (x) capital leases, (y) purchase money indebtedness, and (z) factoring, receivables and/or securitization financing (with such factoring, receivables and/or securitization financing to be on customary terms).

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet delinquent by more than 30 days or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business which secure obligations which are not more than 30 days overdue, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a), (b) and (g) thereunder that do not encumber assets that do not constitute Collateral, (d) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased, (e) other Liens incurred in the ordinary course of business securing obligations not to exceed $500,000 in the aggregate and (f) Liens securing Indebtedness permitted to be assumed under clause (h) of the definition of Permitted Indebtedness, provided that such Liens do not extend beyond the assets securing such Indebtedness at the time of assumption.

“Subsidiary Acquisition” means any acquisition by a Subsidiary, that is a party to this Agreement or the Subsidiary Guarantee, of (i) all of substantially all of the assets of another Person (each a “New Target”) (or all or substantially all of a line or lines of business or a division or divisions of a Target) or (ii) more than 50% of the capital stock or other equity interests of a Target.

(c) Schedule 4.22 of the Securities Purchase Agreement is amended and restated in entirety as set forth in Annex 1 attached hereto.

3. Amendments to Existing Debentures. Effective on and as of the date hereof, each of the Existing Debentures is hereby amended as follows:

(a) Section 7(e) of each of the Existing Debentures is amended and restated its entirety as follows:

(e) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than (i) the Debentures if on a pro-rata basis, (ii) regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, (iii) payments (whether of principal, interest, or otherwise) in respect of the First Lien Loan Indebtedness pursuant to the terms thereof (to the extent not in contravention of the First Lien Loan ICA), and (iv) regularly scheduled principal and interest payments of Permitted Indebtedness (other than unsecured Permitted Indebtedness incurred pursuant to clause (e) of the definition of “Permitted Indebtedness” and the First Lien Loan Indebtedness) pursuant to the terms thereof; provided that payments pursuant to the foregoing clause (ii) shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exists or occurs;

4. Amendments to Existing Pledge and Security Agreement. Effective on and as of the date hereof, the Existing Pledge and Security Agreement is hereby amended as follows:

(a) Section 1 of the Existing Pledge and Security Agreement is amended and restated in its entirety as follow:

“Excluded Subsidiary” means any Foreign Subsidiary for which (i) the provision of a guarantee by such Foreign Subsidiary of any indebtedness or other obligations incurred by any Debtor hereunder or under any other Transaction Document, (ii) the pledge by such Foreign Subsidiary of any assets of such Debtor as security for payment of any indebtedness or other obligations incurred by any Debtor hereunder or any other Transaction Document, (iii) the pledge by any Debtor of 100% of the voting capital stock of such Foreign Subsidiary as security for the payment of the indebtedness or other obligations incurred by any Debtor hereunder or under any Transaction Document, would result in material adverse tax consequences to any Debtor (as reasonably determined by such Debtor in consultation with the Agent) under Section 956 of the United States Internal Revenue Code, and the regulations promulgated thereunder, as amended (“Section 956”) or (iv) any Subsidiary formed solely in connection with a Subsidiary Acquisition (as defined in the Loan Agreement) that is merged out of existence upon consummation of the Subsidiary Acquisition (as defined in the Loan Agreement); provided that, concurrently with such consummation of the Subsidiary Acquisition, the Company agrees to, or to cause such surviving entity, to comply with the requirements of Section 26 of the Loan Agreement.

(b) Section 3 of the Existing Pledge and Security Agreement is amended and restated in its entirety as follows:

3. THE SECURED OBLIGATIONS. The Collateral secures and will secure (i) all Indebtedness and (ii) all obligations of the Debtors under this Agreement (collectively, the “Secured Obligations”). As used herein, “Indebtedness” means all debts, obligations or liabilities, now or hereafter existing, of the Debtors owed to the Creditors under the Debentures. The Debtors have fully completed and delivered to the Agent the attached Perfection Certificate, attached hereto as Exhibit A (“Perfection Certificate”). Each Debtor represents and warrants as of the date hereof that, to its knowledge, (i) the written information provided for in the Perfection Certificate is true and correct and (ii) the Perfection Certificate does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements or information therein, in the light of the circumstances under which they were made, not materially misleading, taken as a whole.

5. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date (the “2023 Amendment Effective Date”) when the conditions set forth in this Section 5 shall have been satisfied (or waived in writing by the Agent and Required Creditors):

(a) Agent shall have received a fully executed copy of this Amendment executed by each of the Debtors, the Required Creditors and the Agent;

(b) Agent shall have received a fully executed copy of the First-Lien Loan Agreement;

(c) Agent shall have received a fully executed copy of the Intercreditor Agreement dated as of September 18, 2023, by and among ATW Special Situations II, LLC, as collateral agent under the First-Lien Loan Agreement, and Agent, and acknowledged by the Debtors;

(d) Receipt of all customary resolutions or written consents of each Debtors’ applicable governing body approving and authorizing this Amendment;

(e) Receipt by Agent of evidence that an 8-K with respect to the transaction contemplated this Amendment have been filed; and

(f) The representations and warranties in Section 6 hereof shall be true and correct as of the 2023 Amendment Effective Date.

6. Representations and Warranties. In order to induce the Agent and the Required Creditors to enter into this Amendment, each Debtor hereby represents and warrants to the Agent and the Purchasers, as of the 2023 Amendment Effective Date:

(a) The execution, delivery and performance of this Amendment has been duly authorized by all requisite organization action on the part of each Debtor party hereto and that this Amendment has been duly executed and delivered by each Debtor party hereto;

(b) Immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result immediately from the transactions contemplated by this Amendment;

(c) The representations and warranties contained in the Amended Securities Purchase Agreement, the Amended Debentures, the Amended Pledge and Security Agreement and the other Transaction Documents are true and correct in all material respects (without duplication of any materiality qualifier);

(d) This Amendment, the Amended Securities Purchase Agreement, the Amended Debentures and the Amended Pledge and Security Agreement, constitute the legal, valid and binding obligations of such Debtor which is a party hereto or thereto and are enforceable against such Debtor which is a party hereto or thereto in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(e) All material non-public information regarding the Company or any other Debtor that has been disclosed to the Agent or any Creditor on or prior to the date hereof, has been disclosed in the 8-K filing to be made by the Company within the time required by applicable securities laws.

7. Acknowledgment and Reaffirmation of Transaction Documents. Each Debtor hereby ratifies, affirms, acknowledges and agrees that the Amended Securities Purchase Agreement, the Amended Debentures, the Amended Pledge and Security Agreement and the other Transaction Documents to which it is a party represent the valid and enforceable obligations of such Debtor, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity. Each Debtor hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payment of the Secured Obligations (as defined in the Amended Pledge and Security Agreement). The Liens and rights securing payment of the Secured Obligations (as defined in the Amended Pledge and Security Agreement) are hereby ratified and confirmed by each Debtor in all respects. This Amendment, subject to satisfaction (or waiver in writing by the Agent and Required Creditors) of the conditions provided in Section 5 above, shall constitute an amendment to the Existing Securities Purchase Agreement, each of the Existing Debentures, the Existing Pledge and Security Agreement and all of the other Transaction Documents as appropriate to give effect to the agreements contained herein. In all other respects, the Existing Securities Purchase Agreement, each of the Existing Debentures, the Existing Pledge and Security Agreement and the other Transaction Documents shall remain unchanged and in full force and effect in accordance with their original terms. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of, as applicable, the Existing Securities Purchase Agreement, each of the Existing Debentures and the Existing Pledge and Security Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Existing Securities Purchase Agreement, any of the Existing Debentures or the Existing Pledge and Security Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Existing Securities Purchase Agreement, each of the Existing Debenture, the Existing Pledge and Security Agreement and the other Financing Documents are ratified and confirmed and shall continue in full force and effect.

8. Fees and Expenses. The Debtors agree to pay all reasonable and documented out-of-pocket costs and expenses of the Agent and Creditors in connection with the execution and delivery of this Amendment; provided that the Debtors shall not have any obligation to ATW for any such costs and expenses of ATW in excess of $25,000 in the aggregate.

9. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

10. References. Subject to the satisfaction of the conditions set forth in Section 5 above, on and after the date hereof, each reference in (x) the Existing Securities Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Securities Purchase Agreement and each reference in any other Transaction Document to “the Securities Purchase Agreement” shall mean and be a reference to the Amended Securities Purchase Agreement, (y) each of the Existing Debentures to “this Debenture,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the corresponding Amended Debenture, each reference in any other Transaction Document to “the Debentures” or “the Debenture” shall mean and be a reference to the Amended Debentures or one such Amended Debentures, as applicable, and each reference in any other Transaction Document to “the Note” shall mean and be a reference to the Amended FSV Convertible Note and (z) the Existing Pledge and Security Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Pledge and Security Agreement and each reference in any other Transaction Document to “the Pledge and Security Agreement” shall mean and be a reference to the Amended Pledge and Security Agreement.

11. Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company and the Target under Section 4.10 of the Amended Securities Purchase Agreement, the prevailing party in such Action or Proceeding shall be reimbursed by the nonprevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

DEBTORS:

NAUTICUS ROBOTICS, INC.
(F/K/A CLEANTECH ACQUISITON CORP.)

By:	/s/ Nicolaus A. Radford
Name:	Nicolaus A. Radford
Title:	President and Chief Executive Officer

NAUTICUS ROBOTICS HOLDINGS, INC.
(F/K/A NAUTICUS ROBOTICS, INC.)

By:	/s/ Nicolaus A. Radford
Name:	Nicolaus A. Radford
Title:	President and Chief Executive Officer

[Signature Page to Amendment to Securities Purchase Agreement,
Convertible Senior Secured Promissory Notes and Pledge and Security Agreement]

REQUIRED CREDITORS:

ATW SPECIAL SITUATIONS I LLC

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member

[Signature Page to Amendment to Securities Purchase Agreement,
Convertible Senior Secured Promissory Notes and Pledge and Security Agreement]

AGENT:

ATW SPECIAL SITUATIONS I LLC

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member

[Signature Page to Amendment to Securities Purchase Agreement,
Convertible Senior Secured Promissory Notes and Pledge and Security Agreement]

ANNEX 1

Schedule 4.22 of Securities Purchase Agreement

Permitted Indebtedness